                                    Exhibit 4

      THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION HEREOF OR OF THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. NEITHER THIS WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SALE OF THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO TRIPOS, INC. AS TO AN EXEMPTION THEREFROM.

                            Warrant to Subscribe for

                                 244,723 Shares

                             STOCK PURCHASE WARRANT

                     To Subscribe for and Purchase Stock of

                                  TRIPOS, INC.

Warrant No. 1                                   Original Issue Date: May 4, 2006

1.    Issue; Number of Shares Subject to Warrant.

            THIS CERTIFIES that, for value received, Midwood Capital Partners, L.P. or its registered assigns is entitled to subscribe for and purchase from TRIPOS, INC., a Utah corporation (the "Company"), at the Purchase Price (as hereinafter defined) at any time during the period from the Original Issue Date to and including the close of business on May 4, 2011 up to Two Hundred Forty Four Thousand Seven Hundred Twenty Three (244,723) fully paid and nonassessable shares (the "Common Shares") of the Common Stock, $.01, par value per share ("Common Stock"), of the Company for $3.50 per share (the "Purchase Price"); subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

2.    Exercise; Issue Date; Delivery of Common Shares; Unexercised Portion.

            (a) The rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Common Share), by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, at 1699 South Hanley Road, St. Louis, Missouri 63144-2319 (or such other office or agency of the Company, as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company) solely by cashless exercise in accordance with Section 2(b) below. The Company agrees that the Common Shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Common Shares ("Exercise Date"). Certificates for the Common Shares so purchased shall be delivered to the holder hereof within a reasonable time, not exceeding five (5) trading days, after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant exercisable for the number of Common Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time.

      (b) Upon the holder's notice to the Company of its election to exercise this Warrant, the Company shall issue to the holder the number of Common Shares determined as follows:

                        X = Y [(A-B)/A]

            where:

                        X = the number of Common Shares to be issued to the holder.

                        Y = the number of Common Shares with respect to which this Warrant is being exercised.

                        A = the average of the closing prices for the five trading days immediately prior to (but not including) the Exercise Date.

                        B = the Purchase Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Common Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the holder, and the holding period for the Common Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

      (c) Notwithstanding the provisions of this Warrant, in no event shall the holder be entitled to exercise this Warrant, nor shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 9.99% of the then outstanding shares of Common Stock (after taking into account the shares to be issued to the holder upon exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder.

      (d) Notwithstanding any other provision herein, the Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if and to the extent the issuance of such shares of Common Stock would exceed the number of shares (the "EXCHANGE CAP") then permitted to be issued without stockholder approval in violation of the rules, regulations and interpretations of Nasdaq National Market (as determined in good faith by the Company's Board of Directors), except that such limitation shall not apply in the event that the Corporation obtains the approval of its stockholders as required by then applicable rules, regulations and interpretations of Nasdaq National Market or the NASD for issuances of

Common Stock in excess of the Exchange Cap. If and to the extent the Exchange Cap applies, no holder of this Warrant shall be issued, upon exercise of this Warrant, shares of Common Stock in an amount greater than the product of (x) the Exchange Cap amount multiplied by (y) a fraction, the numerator of which is the number of shares of Common Stock issuable to such holder upon the requested exercise at the original Purchase Price, and the denominator of which is the aggregate number of shares of Common Stock issuable to holders of all warrants issued pursuant to that certain Securities Purchase Agreement dated as of May 4, 2006, by and among the Company and the investors named therein at the original Purchase Price (the "CAP ALLOCATION AMOUNT").

3.    Common Shares Fully Paid; Reservation of Common Shares; Listing.

      The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant, and will at its expense expeditiously upon each such issuance of shares use its best efforts to procure the listing thereof (subject to issuance or notice of issuance) on all public trading markets on which the Common Stock of the Company is then listed.

4.    Taxes.

      The issue of stock certificates on any exercise of this Warrant shall be made without charge to the holder of the Warrant for any documentary stamp tax in respect of the issue thereof. The Company shall not, however, be required to pay any documentary stamp tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of the Warrant and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

5.    Fractional Shares.

      The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, but in respect of any fraction of a share of Common Stock, it will make a payment in cash based on the then excess of the Fair Market Value (as hereinafter defined) of a share of Common Stock over the warrant Purchase Price. "Fair Market Value" means the last reported closing price of the Common Stock on the NASDAQ Stock Market or any national securities exchange on which the Common Stock is traded on the date of exercise of this Warrant, or, if the Common Stock is not traded on the NASDAQ Stock Market or a national securities exchange, the mean of the reported high bid and low asked prices of the Common Stock in the over-the-counter bulletin board on the date of exercise of this Warrant, or, if not so traded, as determined in good faith by, or at the direction of, the Board of Directors of the Company.

5A.   Fundamental Transaction.

      For purposes of this Warrant, a "Fundamental Transaction" shall mean any of the following: (i) a consolidation or merger of the Company into or with any other entity or entities that results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (except a consolidation or merger into a wholly owned subsidiary or merger in which the Company is the surviving corporation and, in either case, the holders of the Company's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction),
(ii) the sale of all or substantially all of the Company's assets in one or a series of related transactions, (iii) the completion of any tender offer or exchange offer (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (iv) the reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (v) the consummation of the sale, whether of the stock or assets, of all or substantially all of the Company's "Discovery Informatics" business based in the United States. If the Company, in any transaction or series of transactions, effects a Fundamental Transaction, the Company shall provide written notice to the Holder no less than 15 days prior to the date on which the Fundamental Transaction is to take place (the "TRANSACTION DATE"). The notice shall contain a brief description of the proposed action and shall state (x) the amount of cash or value of securities or other property (as reasonably determined in good faith by the Company's Board of Directors) that a holder of a share of Common Stock shall receive upon consummation of the Fundamental Transaction (the "CONSIDERATION VALUE"), (y) the date on which the Fundamental Transaction is to take place and (z) the date, if any is to be fixed, as of which the holders of the Company's capital stock shall receive cash or other property deliverable upon consummation of the Fundamental Transaction. The Holder shall thereupon deliver written notice to the Company indicating whether it intends to exercise this Warrant. If the Holder does not provide such notice prior to the Transaction Date, the successor entity in the Fundamental Transaction shall assume the obligations of the Company under this Warrant, and this Warrant shall be exercisable for the same securities, cash and property as would be payable for the shares issuable upon the exercise of the unexercised portion of this Warrant as if such shares were outstanding on the record date for the Fundamental Transaction; provided, however, that the successor entity may elect in lieu thereof to redeem this Warrant for cash in an amount equal to the Consideration Value minus the Purchase Price, if greater than zero, multiplied by the number of Shares represented by this Warrant and to the extent such amount is equal to or less than zero, this Warrant may be canceled at the election of the Company or the successor entity upon consummation of the Fundamental Transaction.

6.    Adjustments to Purchase Price.

      The above provisions are, however, subject to the following:

      (a) The Purchase Price shall be subject to adjustment from time to time as hereinafter provided. The term "Purchase Price" shall mean, unless and until any such adjustment shall occur, the Purchase Price resulting from such adjustment and any other previous adjustments.

      Upon each adjustment of the Purchase Price resulting from (i) the declaration of a dividend upon, or the making of any distribution in respect of, any stock of the Company payable in Common Stock (and subject to the provisions of paragraph (d) below) or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), or (ii) the reclassification, subdivision or combination of the Common Stock into a greater or smaller number of shares (and subject to the provisions of paragraph (e) below), the holder of this Warrant shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

      (b) If and whenever the Company shall issue or sell any shares of its Common Stock (except for Excluded Shares (as hereinafter defined)) for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Purchase Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (1) an amount equal to the sum of (aa) the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to such issue or sale multiplied by the then existing warrant price, and (bb) the consideration, if any, received by the Company upon such issue or sale, by
(2) the total number of shares of Common Stock outstanding, on a fully diluted basis, immediately after such issue or sale. No adjustment of the Purchase Price however shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.05 per share or more.

      For the purposed of this paragraph (b), the following provisions (i) to
(vi), inclusive, shall also be applicable.

      (i) In case at any time after the date hereof the Company shall in any manner grant any rights to subscribe for or purchase, or any options (other than as provided in paragraph (b) above), rights, or warrants to subscribe for, purchase or otherwise acquire Common Stock ("Options"), whether or not any such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options (determined by dividing ((1) the total amount, if any, received or receivable by the Company as consideration for the grant, issue or sale of such Options, plus the minimum aggregated amount of additional consideration payable to the Company upon the exercise of such Options, plus the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the exercise, conversion or exchange of all exercisable, convertible, or exchangeable securities issuable upon the exercise of such Options) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon exercise, conversion or exchange of the total maximum amount of such exercisable, convertible or exchangeable securities issuable upon the exercise of such Options shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued for such price per share.
            No further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock or upon exercise of such Options, except as otherwise provided in provision (iii) below.

      (ii) In case at any time after the date hereof the Company shall in any manner grant, issue, or sell any evidences of indebtedness, shares of capital stock, or other securities, directly or indirectly, exercisable for, convertible into, or exchangeable for Common Stock ("Convertible Securities"), whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (1) the total amount received or receivable by the Company as consideration for the grant, issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (2) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share; provided that, except as otherwise specified in provision (iii) below, (aa) no further adjustments of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise, conversion or exchange of such Convertible Securities, and (bb) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Purchase Price have been or are to be made pursuant to provision (i) above, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

      (iii) Upon the happening of any of the following events, namely, if the purchase price provided for in any rights or options referred to in provision (i) above, the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in provisions (i) or (ii) above or the rate at which any Convertible Securities referred to in provisions (i) or (ii) above are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Purchase Price in effect at the time of such event shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding at such time been initially granted, issued or sold and the Purchase Price initially adjusted as provided in provisions (i) or (ii) above, whichever was applicable, except that the minimum amount of additional consideration payable and the total maximum number of shares issuable shall be determined after giving effect to such event (and any prior event or events); and on the expiration, without exercise, of any such Option or the termination, without exercise, of any such right to exercise, convert or exchange such Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities never been issued.

      (iv) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options, or Convertible Securities, any Common Stock, Options, or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      (v) In case any shares of Common Stock, Options, or Convertible Securities or any rights or options to purchase any such Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred, or any underwriting commissions or concessions paid or allowed, by the Company in connection therewith. In case any shares of Common Stock, Options, or Convertible securities or any rights or options to purchase any such Common Stock, Options, or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred, or any underwriting commissions or concessions paid or allowed, by the company in connection therewith.

      (vi) In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options, or in Convertible Securities, or (b) to subscribe for or purchase Common Stock, Options, or Convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (vii) The number of shares of Common Stock outstanding at any given time shall not include issued shares owned or held by or for the account of the Company, and the disposition of any such shares so owned or held shall be considered an issue or sale of Common Stock for the purposes of this paragraph (b).

      (viii) The term "Excluded Shares" shall mean:

            (A) Common Stock issued pursuant to a transaction of the nature described in the second paragraph of paragraph (a) hereof,

            (B) Common Stock (or Options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to a plan or arrangement approved by the Board of Directors of the Company,

            (C) shares of Common Stock issuable upon exercise of Options or Convertible Securities of the Corporation issued on or outstanding on the Original Issue Date,

            (D) Shares of Common Stock issued or issuable upon conversion of shares of Series C Preferred Stock,

            (E) shares of Common Stock issued or issuable as a dividend or distribution on Series C Preferred Stock, or

            (F) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock covered by Section 5(e) or 5(f) of the Designation of Rights and Preferences of the Company's Series C Convertible Preferred Stock.

      (c) In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or surplus (other than paid-in surplus) or otherwise than in Common Stock or Convertible Securities, the Warrant Purchase Price per share of the Common Stock shall be adjusted as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.

      (d) In case the Company shall at any time issue shares of Common Stock in a stock dividend, stock distribution, or subdivision, the Purchase Price in effect immediately prior to such issuance shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined or consolidated into a smaller number of shares by reclassification or otherwise, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

      (e) In the event that an adjustment to the Purchase Price shall occur by means of a Fundamental Transaction in which this Warrant is assumed, then as a condition of such Fundamental Transaction, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the rights to acquire and receive upon exercise of this Warrant, such same securities, cash and property as would be payable for the shares issuable upon the exercise of the unexercised portion of this Warrant as if such shares were outstanding on the record date for the Fundamental Transaction and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant such that the provisions hereof (including without limitation provisions for adjustments of the Purchase Price and of the number and kind of shares of capital stock acquirable and receivable upon the exercise of the Warrant) shall be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion of this Warrant.

      (f) Notwithstanding the provisions of paragraphs (a) through (e) of this
Section 6, if application of the provisions of this Section 6 would result in a Purchase Price less than $2.89, then the Purchase Price will instead be fixed at $2.89.

      (g) Upon any adjustment of the Purchase Price or the number of shares of Common Stock purchasable pursuant to this Warrant, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and or the increase or decrease, if any, in the number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

      (h) In case at any time:

            (1) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends out of earned surplus) to the holders of its Common Stock;

            (2) The Company shall offer for subscription pro rata to the holders of its Common stock any additional shares of stock of any class or other rights;

            (3) There shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with, or sale of all or substantially all of its assets to, another corporation; or

            (4) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of this Warrant (aa) at least twenty days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, amalgamation, dissolution, liquidation or winding up, and (bb) in the case of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (aa) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (bb) shall also specify the date on which the holders of Common stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

      7. No Rights as a Stockholder. The Warrant shall not entitle the holder hereof to any rights as a stockholder of the Company, including, without limitation, voting rights.

      This Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company referred to in the second paragraph hereof by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until each transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

      This Warrant is exchangeable, upon the surrender hereof by the holder hereof at such office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by such holder hereof at the time of such surrender.

      [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, TRIPOS, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal, as of the Original Issue Date.


ATTEST:                                 TRIPOS, INC.

                                        By:
                                           -------------------------------------
Vice President                          Name:  John D. Yingling
                                        Title: Vice President, Chief Accounting
                                               Officer

                             SUBSCRIPTION AGREEMENT

                                                            Date
                                                                 ---------------

To

      The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase ______________ Common Shares covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant by means of cashless exercise of this Warrant as provided in this Warrant.

                                        Signature
                                                  ------------------------------

                                        Address
                                                --------------------------------



                               ------------------

                                   ASSIGNMENT

      FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of Common Shares Thereby covered set forth hereinbelow unto:

  Name of Assignees                  Address                    No. of Shares
  -----------------                  -------                    -------------




Dated: ________________, 20__


                                        Signature
                                                  ------------------------------

                                        Address
                                                --------------------------------